EXHIBIT 10.14

KEYSIGHT TECHNOLOGIES, INC.

2014 Equity and Incentive Compensation Plan

Stock Award Agreement

For Awards Granted to Non-Employee Directors

Section 1.                                          Grant of Stock Award.  This Stock Award Agreement (the “Award Agreement”), dated as of the Grant Date indicated in your account maintained by Fidelity Stock Plan Services, LLC or such other company that may provide administrative services in connection with the Plan in the future (the “External Administrator”), is entered into between Keysight Technologies, Inc., a Delaware corporation (the “Company”), and you as an individual (the “Director”) who has been granted a stock award (this “Stock Award”) pursuant to the Keysight Technologies, Inc. 2014 Equity and Incentive Compensation Plan (the “Plan”).  This Stock Award represents the right to receive the number of shares of the Company’s $0.01 par value voting common stock (“Shares”) indicated in the Director’s External Administrator account, or if this Agreement is delivered in hardcopy, set forth here:  Grant Date             ; Number of Shares               , subject to the fulfillment of the conditions set forth below and pursuant to and subject to the terms and conditions set forth in the Plan.  The Stock Award is an unfunded and unsecured promise by the Company to deliver Shares.  Capitalized terms used and not otherwise defined herein are used with the same meanings as in the Plan.

Section 2.                                          Vesting Period.  The Stock Award shall be fully vested as to 100% of the Shares on the Grant Date referenced in Section 1 above.

Section 3.                                          Nontransferability of Stock Award.  This Stock Award shall not be transferable by the Director otherwise than by will or by the laws of descent and distribution.  The terms of this Stock Award shall be binding on the executors, administrators, heirs and successors of the Director.

Section 4.                                          Settlement of Stock Award.  The Stock Award shall be settled on the later of (a) the date that the Stock Award vests in accordance with Section 2 hereof or (b) the payment date or event established pursuant to a valid election made by the Director in accordance with the terms and conditions of the Keysight Technologies, Inc. 2014 Deferred Compensation Plan for Non-Employee Directors or successor plan.

Section 5.                                          Restrictions on Issuance of Shares of Common Stock.  The Company shall not be obligated to issue any Shares pursuant to this Stock Award unless the Shares are at that time effectively registered or exempt from registration under the U.S. Securities Act of 1933, as amended, and as applicable, local laws.  Further, notwithstanding anything to the contrary herein, the Company shall not be obligated to issue any Shares pursuant to this Stock Award if such issuance violates or is not in compliance with any Applicable Laws.

Section 6.                                          Responsibility for Taxes.  The Director acknowledges that, regardless of any action taken by the Company the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Director’s participation in the Plan and legally applicable to the Director (“Tax-Related Items”), is and remains the Director’s responsibility and may exceed any amount withheld by the

Company.  The Director further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Award, including, but not limited to, the grant, vesting or settlement of the Stock Award, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of the Stock Award to reduce or eliminate the Director’s liability for Tax-Related Items or achieve any particular tax result.  Further, if the Director is subject to Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Director acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company shall not be responsible for withholding any Tax-Related Items unless required by law and the Director acknowledges that the Director will consult with his or her personal tax advisor regarding the Tax-Related Items that arise in connection with the Stock Award.

To the extent that tax withholding is required under any applicable laws, the Director authorizes the Company to withhold in Shares otherwise issuable to the Director using applicable minimum statutory withholding rates, unless the use of such withholding method is not practicable under applicable tax or securities laws or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items may be satisfied by withholding from the Director’s cash compensation paid to the Director by the Company or selling or arranging for the sale of Shares that the Director acquires to meet the withholding obligation for Tax-Related Items (on the Director’s behalf pursuant to this authorization).  If any withholding obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Director is deemed to have been issued the full number of Shares subject to the Stock Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.  If any withholding obligation for Tax-Related Items is satisfied by selling Shares, the Company may apply maximum applicable rates, in which case the Director will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

Finally, the Director agrees to pay to the Company, any amount of Tax-Related Items that the Company may be required to withhold or account for as a result of the Director’s participation in the Plan that cannot be satisfied by the means previously described.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Director fails to comply with the Director’s obligations in connection with the Tax-Related Items.

Section 7.                                          Adjustment.  The number of Shares subject to this Stock Award and the price per Share, if any, of such Shares may be adjusted by the Company from time to time pursuant to the Plan.

Section 8.                                          Nature of Award.  In accepting the grant of this Stock Award, the Director acknowledges, understands and agrees that:

(a)                                 the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)                                 the grant of the Stock Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Stock Awards, or benefits in lieu of Stock Awards, even if Stock Awards have been granted in the past;

(c)                                  all decisions with respect to future Stock Award or other grants, if any, will be at the sole discretion of the Company;

(d)                                 the Stock Award grant and the Director’s participation in the Plan shall not be interpreted as forming an employment or services contract with the Company;

(e)                                  nothing contained in the Plan or this Award Agreement shall confer on the Director any right to continue to serve as a director of the Company;

(f)                                   the Director is voluntarily participating in the Plan;

(g)                                  the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty, the Company makes no representation regarding such future value and the Company is not responsible for any decrease in value or, if applicable, any foreign exchange fluctuations between the Director’s local currency and the United States Dollar that may affect such value;

(h)                                 Applicable Laws (including any rules or regulations governing securities, foreign exchange, tax, labor or other matters) of the country in which the Director is residing or performing services at the time of grant, vesting or settlement of the Stock Award or the sale of Shares may subject the Director to additional procedural or regulatory requirements that the Director solely is responsible for and must independently fulfill in relation to ownership or sale of such Shares; and

(i)                                     the ownership of Shares or assets and/or the holding of a bank or brokerage account may subject the Director to reporting requirements imposed by tax, banking, and/or other authorities in the Director’s country, that the Director solely is responsible for complying with such requirements, and that any cross-border cash remittance made to transfer of proceeds received upon the sale of Shares must be made through a locally authorized financial institution or registered foreign exchange agency and may require the Director to provide to such entity certain information regarding the transaction.

Section 9.                                          No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Director’s participation in the Plan, or the Director’s acquisition or sale of the Shares.  The Director is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Section 10.                                   Data Privacy.  The Director hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Director’s personal data as described in this Award Agreement and any other Stock Award grant materials (“Data”) by the Company for the exclusive purpose of implementing, administering and managing the Director’s participation in the Plan.

The Director understands that the Company may hold certain personal information about the Director, including, but not limited to, the Director’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Stock Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Director’s favor, for the exclusive purpose of implementing, administering and managing the Plan.

The Director understands that Data will be transferred to the External Administrator, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan.  The Director understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Director’s country.  The Director understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Company.  The Director authorizes the Company, the External Administrator and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan.  The Director understands that Data will be held only as long as is necessary to implement, administer and manage the Director’s participation in the Plan.  The Director understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Company in writing.  Further, the Director understands that he or she is providing the consents herein on a purely voluntary basis.  If the Director  does not consent, or if the Director later seeks to revoke his or her consent, the Company will not be able to grant the Director the Stock Award or other equity awards or administer or maintain such awards.  Therefore, the Director understands that refusing or withdrawing his or her consent may affect the Director’s ability to participate in the Plan.  For more information on the consequences of the Director’s refusal to consent or withdrawal of consent, the Director understands that he or she may contact the Company.

Section 11.                                   No Rights Until Issuance.  The Director shall have no rights hereunder as a shareholder with respect to any Shares subject to this Stock Award until the date that Shares are issued to the Director. The Administrator in its sole discretion may substitute a cash payment in lieu of Shares, such cash payment to be equal to the Fair Market Value of the Shares on the date that such Shares would have otherwise been issued under the terms of the Award Agreement.

Section 12.                                   Administrative Procedures.  The Director agrees to follow the administrative procedures that may be established by the Company and/or its designated broker for participation in the Plan which may include a requirement that the Shares be held by the Company’s designated broker until the Director disposes of such Shares.

Section 13.                                   Governing Law and Venue.  This Award Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflicts of laws, as provided in the Plan.  Any proceeding arising out of or relating to this Award Agreement or the Plan may be brought only in the state or federal courts located in the Northern District of California where this grant is made and/or to be performed, and the parties to this Award Agreement consent to the exclusive jurisdiction of such courts.

Section 14.                                   Amendment.  This Stock Award may be amended as provided in the Plan.

Section 15.                                   Language.  If the Director has received this Award Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Section 16.                                   Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  The Director hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 17.                                   Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Section 18.                                   Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Director’s participation in the Plan, on the Stock Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Director to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Section 19.                                   Non-U.S. Insider Trading Restrictions/Market Abuse Laws.  The Director acknowledges that, depending on his or her country of residence, the Director may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to acquire or sell Shares or rights to Shares (e.g. Stock Awards) under the Plan during such times as the Director is considered to have “inside information” regarding the Company (as defined by any applicable laws in the Director’s country).  Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy.  The Director is responsible for ensuring compliance with any applicable restrictions and is encouraged to consult his or her personal legal advisor on this matter.

Section 20.                                   Waiver.  The Director acknowledges that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by the Director or any other the Director.

Section 21.                                   Section 409A of the Code.  This Stock Award shall be administered, interpreted, and construed in a manner that does not result in the imposition on the Director of any additional tax, penalty, or interest under Section 409A of the Code.  The preceding provision, however, shall not be construed as a guarantee of any particular tax effect and the Company shall not be liable to the Director if any payment made under this Stock Award is determined to result in an additional tax, penalty, or interest under Section 409A of the Code, nor for reporting in good faith any payment made under any Award as an amount includible in gross income under Section 409A of the Code.

Section 22.                                   Entire Agreement.  The Plan is incorporated herein by reference.  The Plan and this Award Agreement (including Appendix A attached hereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Director with respect to the subject matter hereof, and may not be modified adversely to the Director’s interest except by means of a writing signed by the Company and the Director, unless such modification is deemed necessary by the Administrator in order to comply with Applicable Laws.

Section 23.                                   Acceptance and Rejection; Binding Agreement; Interpretation.  This Award Agreement is one of the documents governing this Stock Award, which the Director must accept or reject online through the External Administrator’s website.  The Director may also accept this Stock Award by signing a hard copy of the Award Agreement and returning it to the Company’s Shareholder Records department, in addition to the online acceptance.  Further, by accepting the grant of this Stock Award the Director agrees that this Stock Award is granted under and governed by the terms and conditions of the Plan and this Award Agreement. The Director has reviewed the Prospectus and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to accepting the Stock Award and fully understands all provisions of the Prospectus and Award Agreement. The Director acknowledges that he or she agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions relating to the Plan and Award Agreement.

KEYSIGHT TECHNOLOGIES, INC.

By:

Ronald S. Nersesian
President and Chief Executive Officer

By:
Stephen D. Williams
Senior Vice President and General Counsel